Exhibit 99.1

The Hanover Estimates Fourth Quarter Catastrophe Losses;

Full-Year Combined Ratio, Excluding Catastrophes in Line with Guidance

WORCESTER, Mass., January 19, 2023 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for fourth quarter catastrophe losses of approximately $190 million, before taxes, or 13.9 points of net earned premiums. The estimate is approximately $137 million above the company’s pre-tax fourth quarter catastrophe assumption, driven by the effects of Winter Storm Elliott, which accounted for approximately $165 million, before taxes, of overall catastrophe losses in the quarter and primarily impacted the company’s core commercial business.

“Winter Storm Elliott battered the majority of the United States, bringing blizzard conditions with heavy snow, freezing rain, dangerous winds, and well below-freezing temperatures, resulting in significant damage to commercial and residential property during the December holiday season,” said John C. Roche, president and chief executive officer at The Hanover. “We believe the unfortunate timing of the storm, occurring when many were away from their homes and businesses, likely delayed the discovery and remediation of water damage, increasing losses in our core commercial lines. We are working swiftly and diligently to process claims in the wake of this storm, intent on helping our policyholders recover as much and as quickly as possible, and we are grateful for the tireless work of our dedicated team.”

“We have a robust track record of successful catastrophe exposure management, risk modeling and portfolio diversification initiatives, as demonstrated by our relatively low catastrophe losses from hurricanes and other traditional perils in the recent years. And, we are confident in our ability to address winter weather and water-related events through pricing, risk management and other innovative tools effectively,” said Roche. “Looking beyond catastrophes, we successfully advanced our action plans towards recapturing target margins in property lines, achieving double digit renewal price increases in all three business segments in the fourth quarter.”

The Hanover expects its fourth quarter combined ratio, excluding catastrophes(1), to be 94.1%. As a result, the company expects its full year combined ratio, excluding catastrophes, to be 92.1%, consistent with the outlook range of 92.0% to 92.5% provided on its third quarter earnings call. Taking this and other currently available information into account, The Hanover expects to report an after-tax net loss per share of $(0.33) and operating loss per share(2) of $(1.05) for the fourth quarter.

	Three months ended December 31, 2022	Year ended December 31, 2022

Combined ratio (GAAP)	108.0%	99.8%
Less: Catastrophe ratio	13.9%	7.7%
Combined ratio, excluding catastrophe losses (non-GAAP)	94.1%	92.1%

	Three months ended December 31, 2022	Year ended December 31, 2022
Loss and LAE ratio (GAAP)	77.1%	69.0%
Less: Catastrophe ratio	13.9%	7.7%
Less: Prior-year development ratio	(0.1)%	(0.4)%
Current accident year loss and LAE ratio, excluding catastrophes (non-GAAP)	63.3%	61.7%

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts: Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Emily P. Trevallion (508) 855-3263 Email: etrevallion@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses, and preliminary fourth quarter 2022 results, including, but not limited to, combined ratio, excluding catastrophes, combined ratio, excluding catastrophes and prior-year reserve development, current accident year loss and LAE ratio, excluding catastrophes, expense ratio, net income per share, and operating loss per share are based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “confident,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability”, “modeling,” “moving forward” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the impact of the COVID-19 global pandemic and related economic conditions, as well as the significant inflationary environment, on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to rain, wind, flooding, hail, winter storms, and other losses may be caused by several factor, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, "demand surge" and supply chain disruptions; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 37 of the company’s Annual Report on Form 10-K for the year ended December 31, 2021, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income (loss), operating income (loss) before interest expense and income taxes, operating income (loss) per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2021 Annual Report on pages 63-66.

The company may also provide measures of operating income (loss) and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, freeze events, fire, explosions, civil unrest and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.

Prior accident year reserve development, which can either be favorable or unfavorable, represents changes in the company’s estimate of costs related to claims from prior years. Calendar year loss and loss adjustment expense (“LAE”) ratios determined in accordance with GAAP, excluding prior accident year reserve development, are sometimes referred to as “current accident year loss ratios.” The company believes a discussion of loss and combined ratios, excluding prior accident year reserve development, is helpful since it provides insight into both estimates of current accident year results and the accuracy of prior-year estimates.

The loss and combined ratios in accordance with GAAP are the most directly comparable GAAP measures for the loss and combined ratios calculated excluding the effects of catastrophe losses and/or reserve development. The presentation of loss and combined ratios calculated excluding the effects of catastrophe losses and/or reserve development should not be misconstrued as substitutes for the loss and/or combined ratios determined in accordance with GAAP.

Endnotes

(1)
Combined ratio, excluding catastrophes, is a non-GAAP measure. The combined ratio (which includes catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes, is shown on preceding pages. Additionally, current accident year loss and LAE ratio, excluding catastrophes, is a non-GAAP measure, which is equal to the loss and LAE ratio (“loss ratio”), excluding prior-year reserve development and catastrophe losses. The loss ratio (which includes losses, LAE, catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP loss ratio to the current accident year loss ratio, excluding catastrophes, is also shown on preceding pages.

(2)
Operating income (loss) and operating income (loss) per share are non-GAAP measures. They are defined as net income (loss) excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income (loss), as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income (loss) also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income (loss) is the sum of the segment income (loss) from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four segments, “operating income (loss)” is the segment income (loss) before both interest expense and income taxes. The company also uses “operating income (loss) per share” (which is after both interest expense and income taxes). Operating income per share is calculated by dividing operating income by the weighted average number of diluted shares of common stock. Operating loss per share is calculated by dividing the operating loss by the weighted average number of basic shares of common stock due to antidilution. The company believes that metrics of operating income (loss) and operating income (loss) per share in relation to its four segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income (loss) attributable to the core operations of the business. Income (loss) from continuing operations is the most directly comparable GAAP measure for operating income (loss) (and operating income before income taxes) and measures of operating income (loss) that exclude the effects of catastrophe losses and/or reserve development should not be misconstrued as substitutes for income (loss) from continuing operations or net income (loss) determined in accordance with GAAP. The reconciliation of operating loss and operating loss per basic share to the closest GAAP measures, loss from continuing operations and loss from continuing operations per basic share, respectively, are provided on the following page.

The Hanover Insurance Group, Inc.
	Three months ended December 31, 2022
($ in millions, except per share data)	$ Amount	Per Basic Share
Operating loss after income taxes	(37.4)	(1.05)
Non-operating items:
Net realized losses from sales and other	(10.2)	(0.29)
Net change in fair value of equity securities	42.8	1.20
Impairments on investments:
Credit-related impairments	(0.4)	(0.01)
	(0.4)	(0.01)
Other non-operating items	(0.1)	-
Income tax expense on non-operating items	(6.6)	(0.18)
Loss from continuing operations, net of taxes	(11.9)	(0.33)
Discontinued operations (net of taxes):
Income from discontinued life businesses	0.3	-
Net loss	$(11.6)	$(0.33)
Basic weighted average shares outstanding		35.6